UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2017

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments

On March 3, 2017, DDR Corp. (“DDR”) announced that David R. Lukes was elected to the Board of Directors of DDR (the “Board”) and was named President and Chief Executive Officer of DDR, effective March 2, 2017 (the “Effective Date”). Mr. Lukes, age 47, most recently served as Chief Executive Officer of Equity One, Inc. (“Equity One”), an owner, developer, and operator of shopping centers, as well as a member of Equity One’s Board of Directors, from June 2014 until March 2017. Mr. Lukes also served as Equity One’s Executive Vice President from May 2014 to June 2014. Prior to joining Equity One, Mr. Lukes served as President and Chief Executive Officer of Sears Holding Corporation affiliate Seritage Realty Trust, a publicly traded, self-administered, self-managed REIT primarily engaged in the real property business through its investment in its operating partnership, Seritage Growth Properties, L.P., from 2012 through April 2014. In addition, Mr. Lukes served as the President and Chief Executive Officer of Olshan Properties (formerly Mall Properties, Inc.), a privately owned real estate firm that specializes in the development, acquisition and management of commercial real estate, from 2010 to 2012. Mr. Lukes’ qualifications to serve on the Board include his prior experience as Chief Executive Officer of Equity One, his familiarity with the retail REIT industry and his extensive expertise and experience in retail real estate development and operations.

Also on March 3, 2017, DDR announced that Michael A. Makinen was named Executive Vice President and Chief Operating Officer of DDR, effective the Effective Date. Mr. Makinen, age 52, most recently served as Equity One’s Chief Operating Officer since July 2014. Prior to joining Equity One, Mr. Makinen served as the Chief Operating Officer of Olshan Properties from 2010 to June 2014.

Furthermore, on March 3, 2017, DDR announced that Matthew L. Ostrower was named Executive Vice President, Chief Financial Officer and Treasurer of DDR, effective the Effective Date. Mr. Ostrower, age 46, most recently served as Equity One’s Executive Vice President since March 2015 and as its Chief Financial Officer and Treasurer since April 2015. Prior to joining Equity One, Mr. Ostrower served as Managing Director and Associate Director of Research at Morgan Stanley, an investment banking firm, since 2010.

Employment Agreements

In connection with the appointments described above, on the Effective Date, DDR entered into an employment agreement (“Employment Agreement”) with each of Messrs. Lukes, Makinen and Ostrower (each, the “Executive”), pursuant to which (1) Mr. Lukes will serve as President and Chief Executive Officer of DDR, (2) Mr. Makinen will serve as Chief Operating Officer of DDR, and (3) Mr. Ostrower will serve as Chief Financial Officer of DDR. The term of each Employment Agreement will end on March 1, 2021 (the “Expiration Date”). The material terms of the Employment Agreements are summarized below:

Base Salary

•	Annual base salary rate of not less than $850,000 per year for Mr. Lukes and not less than $500,000 per year for Messrs. Makinen and Ostrower;

Annual Incentive Compensation

•	Eligibility to receive an annual cash incentive, with the actual payout determined based on the factors and criteria established by the Executive Compensation Committee (the “Committee”) of the Board after consultation with the Executive and, for any partial calendar year during the contract term, pro-rated based on the number of days the Executive is employed by DDR during such calendar year. For Mr. Lukes, the threshold, target and maximum payout levels for the annual cash incentive are 50%, 125% and 200%, respectively, and for Messrs. Makinen and Ostrower, they are 50%, 100% and 150%, respectively;

Equity Awards

•	Eligibility to receive equity awards during employment with DDR as follows, subject to the approval of the Committee and the terms and conditions of DDR’s 2012 Equity and Incentive Compensation Plan (or its successor(s)) (the “Equity Plan”) and the applicable award agreements:

•	On or as soon as practicable after the Effective Date, the following awards:

•	a grant of service-based restricted share units (“RSUs”) (or substantially similar award) covering a number of our Common Shares, par value $0.10 per share (“Shares”), determined by dividing the applicable award value ($2,950,000 for Mr. Lukes and $800,000 for each of Messrs. Makinen and Ostrower) by the average closing price of a Share for the ten trading days immediately preceding the grant date on the principal stock exchange on which the shares then trade (the “Average Share Price”). In general, and subject to the Executive’s continued employment with DDR, such RSUs will vest in four substantially equal installments on each of the first four anniversaries of the grant date;

•	a grant of performance shares (or substantially similar award) covering a “target” number of Shares determined by dividing the applicable award value ($500,000 for Mr. Lukes and $100,000 for each of Messrs. Makinen and Ostrower) by the Average Share Price, subject to a performance period beginning on March 1, 2017 and ending on February 28, 2018;

•	a grant of performance-based RSUs (or substantially similar award) covering a “target” number of Shares determined by dividing the applicable award value ($1,000,000 for Mr. Lukes and $200,000 for each of Messrs. Makinen and Ostrower) by the Average Share Price, subject to a performance period beginning on March 1, 2017 and ending on February 28, 2019;

•	a grant of performance-based RSUs (or substantially similar award) covering a “target” number of Shares determined by dividing the applicable award value ($1,500,000 for Mr. Lukes and $300,000 for each of Messrs. Makinen and Ostrower) by the Average Share Price, subject to a performance period beginning on March 1, 2017 and ending on February 28, 2020;

•	On each of March 2, 2018 and March 2, 2019 and March 2, 2020, a grant of performance-based RSUs (or substantially similar award) covering a “target” number of Shares determined by dividing the applicable award value ($3,000,000 for Mr. Lukes and $600,000 for each of Messrs. Makinen and Ostrower) by the Average Share Price, subject to a three-year performance period beginning on March 1, 2018, March 1, 2019 or March 1, 2020, respectively;

•	The payout of the performance-based equity awards described above will vary based on relative total shareholder return performance measured over the applicable performance period, with the ultimate payout ranging from a threshold level of 50% of target to a maximum level of 200% of target (subject to reduction by 1/3 in the event that DDR’s absolute total shareholder return during the applicable performance period is negative);

Other Benefits/Obligations

•	Eligibility to participate in all retirement, health and welfare, and other benefit plans maintained by DDR that are generally available to senior executives of DDR and with respect to which the Executive is eligible pursuant to the terms of the applicable plans;

•	For Mr. Lukes only, DDR-provided suitable automobile service for Mr. Lukes’ business use, including all reasonable related maintenance, repairs, parking, gasoline, insurance and other reasonable costs and expenses, which automobile may also be used by Mr. Lukes (and anyone authorized by Mr. Lukes) for personal use at no cost to Mr. Lukes (except for applicable taxes);

•	For Messrs. Lukes and Ostrower only, reimbursement (up to an aggregate maximum of $25,000 in any calendar year) for premiums paid by the Executive for life, disability and/or similar insurance policies;

•	For Mr. Lukes only, reimbursement of reasonable attorneys’ fees and other reasonable expenses incurred in connection with the negotiation of the Employment Agreement, up to a maximum of $20,000;

•	Each Executive will also be subject to customary non-competition, non-solicitation, confidentiality and mutual non-disparagement requirements during and for specified periods after the term of his employment; and

•	Each Employment Agreement also includes customary indemnification provisions, and provides for the reimbursement of certain legal fees and expenses, including fees and expenses incurred in relation to enforcement of the Employment Agreement.

Severance Compensation

Each Employment Agreement provides that if the Executive’s employment with DDR is terminated prior to the Expiration Date by DDR without “cause” (as defined in the Employment Agreement), by the Executive for “good reason” (also as defined in the Employment Agreement), or as a result of death or disability, DDR will generally pay the Executive, or his personal representative or dependents, as appropriate (in addition to certain accrued compensation and benefits), subject to the execution by the Executive of a customary release of claims in favor of DDR:

•	a lump sum amount equal in value to the Executive’s annual bonus that he would have earned for the year of termination, pro-rated based on his period of service during such year, and calculated on the basis of actual performance of the applicable performance objectives for the entire performance period (except that, if the termination is due to death or disability, the pro-rated annual bonus will be based on the “target” level);

•	a lump sum in cash equal to 18 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by DDR (or in the event of death, a substantially similar benefit to his beneficiaries); and

•	if the termination is the result of a termination by DDR other than for cause, death or disability, a lump sum amount equal to up to two times for Mr. Lukes and up to 1.5 times for Messrs. Makinen and Ostrower (in each case, the “Multiplier”) the sum of (1) the Executive’s then-current base salary plus (2) an amount equal to (a) if the termination occurs prior to the 2017 annual bonus payout, the Executive’s “target” annual bonus, or (b) if the termination occurs after the 2017 annual bonus payout, the average of the annual bonuses earned by the Executive in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs (or, if the Executive has been eligible for fewer than three such annual bonuses, the number of fiscal years preceding the year in which the termination occurs for which the Executive was eligible for an annual bonus) (the “Average Bonus”). For Mr. Lukes, the Multiplier will decrease monthly from two to zero on a linear basis beginning on March 1, 2019 and ending on the Expiration Date. For Messrs. Makinen and Ostrower, the Multiplier will decrease monthly from 1.5 to zero on a linear basis beginning on September 1, 2019 and ending on the Expiration Date.

Severance Compensation Following a Change in Control

Each Employment Agreement also provides that, in the event of certain “triggering events” (which include a termination by DDR without cause or a termination by the Executive for good reason) occurring within two years after a “change in control” (as defined in the Employment Agreement) DDR will pay (in addition to certain accrued compensation and benefits): (1) a lump sum amount equal to 2.5 times (or, for Mr. Lukes, three times) the sum of the Executive’s base salary as of the termination date plus an amount equal in value to his Average Bonus (except that if the termination occurs before the payout of the 2017 annual bonus, the Average Bonus will be deemed to be the Executive’s then-current “target” annual bonus); (2) a lump sum amount equal to 18 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by DDR; and (3) a lump sum amount equal in value to the Executive’s “target” annual bonus for the year of termination, pro-rated based on the Executive’s period of service during such year.

The foregoing is only a brief description of the material terms of the Employment Agreements, does not purport to be a complete description of such Employment Agreements, and is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Officer Transitions

DDR also announced that, effective the Effective Date, Thomas F. August would no longer serve as President and Chief Executive Officer of DDR and that he resigned as a member of the Board. In connection with his separation from DDR, Mr. August will generally receive only those payments and benefits to which he is contractually entitled upon his departure “without cause” under the terms of his Employment Agreement with DDR, dated as of December 1, 2016, consistent with DDR’s prior disclosure in its Current Report on Form 8-K filed December 2, 2016.

Furthermore, DDR announced that, effective the Effective Date, it terminated William T. Ross from his position as Chief Operating Officer of DDR. Mr. Ross is expected to remain a non-officer employee of DDR for up to 90 days following the Effective Date. In connection with his termination, Mr. Ross will generally receive only those payments and benefits to which he is contractually entitled upon his departure “without cause” under the terms of his Employment Agreement with DDR, dated as of December 13, 2016, consistent with DDR’s prior disclosure in its Current Report on Form 8-K filed December 14, 2016.

Also effective as of the Effective Date, Christa A. Vesy, who was previously serving as DDR’s Executive Vice President and Chief Accounting Officer and interim Chief Financial Officer, will cease to hold the position of interim Chief Financial Officer but will remain Executive Vice President and Chief Accounting Officer of DDR.

The Company expects to record a charge in the first quarter of 2017 of approximately $10 million related to the above mentioned officer transitions as well as other management changes and expenses, which includes approximately $3 million of non-cash expense associated with the acceleration of expense related to previously granted equity awards.

Safe Harbor

DDR considers portions of the information in this Current Report on Form 8-K to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to DDR’s expectation for future periods. Although DDR believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as supply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our deleveraging strategy; and any impact or results from DDR’s portfolio transition or any change in strategy. For additional factors that could cause the results of DDR to differ materially from those indicated in the forward-looking statements, please refer to DDR’s Form 10-K for the year ended December 31, 2016. DDR undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of March 2, 2017, by and between DDR and David R. Lukes

10.2	Employment Agreement, dated as of March 2, 2017, by and between DDR and Michael A. Makinen

10.3	Employment Agreement, dated as of March 2, 2017, by and between DDR and Matthew L. Ostrower

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David E. Weiss
Name: David E. Weiss Title: Executive Vice President, General Counsel and Secretary

Date: March 6, 2017

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of March 2, 2017, by and between DDR and David R. Lukes

10.2	Employment Agreement, dated as of March 2, 2017, by and between DDR and Michael A. Makinen

10.3	Employment Agreement, dated as of March 2, 2017, by and between DDR and Matthew L. Ostrower